February 12, 1998



Robert Michellini
Northport Industries, Inc.
P. O. Box 1227
Spur 239 and Alderete Lane
Del Rio, Texas  78841

Re: Engagement Letter respecting the preparation and filing of a 10-SB Registration Statement for Northport
          Industries, Inc., a Nevada corporation (the "Company")

Dear Mr. Michellini:

          The following outlines my engagement respecting the above referenced matter.

          I will undertake to prepare this Registration Statement for $7,500 and 7,500 shares of the Company to be issued under Rule 701 of the Securities and Exchange Commission. These services will include responses to all comments of the Securities and Exchange Commission, and the preparation of any related consents, minutes and similar documents required or necessary for this filing.

          Required costs which also must be paid include copy costs
(outside, at $0.045 per page, inside, $0.125 per page); facsimile charges at $0.85 for local and $1.25 for long distance (I will pay the telephone charges); scanning of any documents for EDGAR filings, at $3 per page; and Federal Express and other courier fees at cost. Filing fees will also be the responsibility of the Company, though the contemplated filings with the Securities and Exchange Commission do not need to be accompanied by a fee.

          I anticipate that a draft of this Registration Statement can be completed within ten days.

          I have your "due diligence" information delivered to be in connection with the completion or your recent reorganization; however, I would appreciate it if you would complete the enclosed questionnaire I use for annual reports on Form 10-KSB; this information would be most helpful.

          If you have any questions, please contact me at your convenience.

          Thank you very much.


                              Yours very sincerely,


                              /s/Leonard W. Burningham
                              Leonard W. Burningham

LWB

ACCEPTED:

/S/Robert Michellini
____________________________
Robert Michellini, President

cc.       Thomas C. Pritchard, Esq.
          1111 Bagby Street, #2450
          Houston, Texas 77002

          William A. Silvey, Jr.